Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Bahner (269) 961-3799

Kellogg Company Reports Third Quarter 2018 Results, Progressing its Growth Strategy
BATTLE CREEK, Mich. - October 31, 2018 - Kellogg Company (NYSE: K) today announced third-quarter 2018 results and updated its financial guidance for the remainder of the year.
Q3 Highlights:

•	Sustained net sales growth, driven by both organic growth and acquisitions made over the past twelve months.

•	Improving consumption trends demonstrated across key markets, categories and brands.

•	Another substantial increase in brand investment, as well as continued increased costs related to expanding new pack formats.

•	Continued earnings per share growth.

•
Management updated its financial guidance* for the full year 2018, moving its outlook to the high end of its previously stated range for currency-neutral net sales growth, and decreasing its outlook for currency-neutral adjusted operating profit and earnings per share to reflect increased investment and growth-related costs and mix shifts.

"We continue to make tangible progress under our Deploy For Growth strategy, highlighted by changes we have made in our portfolio and investments we are making in winning occasions, building world class brands, and pursuing improved service and in-store execution,” said Steve Cahillane, Kellogg Company’s Chairman and Chief Executive Officer. “In the third quarter, we boosted investment behind our brands, capabilities, and new pack formats. This investment, along with our expansion and acceleration in international markets, has returned us to top-line growth this year. Despite their near-term impact on profit, we'll continue making these investments in the fourth quarter because we know they are putting us on a path for sustainable growth over time."

* All guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and various financial instruments , and other costs impacting comparability. Expected net sales, margins, operating profit, operating profit margin and earnings per share are provided on this non-GAAP, currency-neutral basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	September 29, 2018	September 30, 2017*	% Change	September 29, 2018	September 30, 2017*	% Change
Reported Net Sales	$3,469	$3,246	6.8%	$10,230	$9,669	5.8%
Currency-Neutral Net Sales **	$3,549	$3,246	9.3%	$10,241	$9,669	5.9%
Organic Net Sales **	$3,260	$3,246	0.4%	$9,690	$9,669	0.2%

Reported Operating Profit	$396	$333	18.8%	$1,380	$998	38.3%
Adjusted Operating Profit **	$471	$490	(4.0)%	$1,447	$1,433	1.0%
Currency-Neutral Adjusted Operating Profit **	$478	$490	(2.6)%	$1,441	$1,433	0.5%

Reported Diluted Earnings Per Share	$1.09	$0.83	31.3%	$4.07	$2.38	71.0%
Adjusted Diluted Earnings Per Share **	$1.06	$1.03	2.9%	$3.42	$3.07	11.4%
Currency-Neutral Adjusted Diluted Earnings Per Share **	$1.07	$1.03	3.9%	$3.39	$3.07	10.4%
* Quarter and year-to-date periods ended September 30, 2017 have been restated to include the impact of Accounting Standards Updates (ASU's) adopted in Q1 2018.
** Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Third Quarter Consolidated Results
Kellogg’s third quarter 2018 GAAP (or "reported") net sales increased by nearly 7% year on year, primarily owing to the acquisition of RXBAR (October 2017) and the consolidation of Nigerian distributor Multipro (May 2018). Currency translation on sales for acquisitions and the rest of the Company deducted net 2.5 percentage points, owing to the strengthening of the U.S. dollar against key currencies. On a currency-neutral basis, the aforementioned acquisitions collectively contributed almost 9 points of growth. On an organic basis, net sales increased by 0.4%, reflecting good underlying growth despite difficult comparisons in several businesses, and despite a modestly negative impact from the previously announced list-price adjustments and rationalization of stock-keeping units in U.S. Snacks related to its transition from Direct-Store Delivery (DSD).
These results bring year-to-date net sales growth to almost 6% on a reported and currency-neutral basis, and up slightly on an organic basis.
Third quarter reported operating profit increased substantially versus the year-ago quarter, due principally to lower restructuring charges and favorable mark-to-market impacts year-on-year. On an adjusted basis, operating profit decreased modestly, owing primarily to a substantial planned increase in advertising and promotion investment and higher distribution costs, much of which was related to growth in new pack formats that are currently co-packed. The Company's Project K restructuring program continued to deliver on its targeted savings, though overhead reductions related to its transition from DSD moderated from recent quarters as it lapped the year-ago exit during the third quarter.
These results bring year-to-date operating profit growth to about 38% on a reported basis, up 1% on an adjusted basis, and up slightly on a currency-neutral adjusted basis.
Third quarter 2018 reported earnings per share increased strongly from the prior-year quarter, lifted by favorable mark-to-market adjustments and a one-time income tax adjustment for provisional estimates related to adoption of U.S. Tax Reform. On an adjusted basis, which excludes all these items, earnings per share increased modestly, aided by an ongoing effective tax rate that was reduced by U.S. Tax Reform, which more than offset higher interest expense related to debt from acquisitions made over the past twelve months.
These results bring our year-to-date earnings per share growth to more than 70% on a reported basis, 11% on an adjusted basis, and just over 10% on a currency-neutral adjusted basis.

Third Quarter Business Performance
Please refer to the segment tables in the back of this document.
Kellogg Company's third quarter featured continued improvement in consumption and net sales performance. Around the world, key brands are responding positively to increased advertising and promotion investment. In addition, net sales growth in emerging markets has accelerated, both on a reported and organic basis, reflecting the company's expanded presence and diversified product line. Kellogg posted another quarter of growth, despite comparing against a year-earlier quarter that benefited from pre-hurricane sales and despite the remaining negative mechanical impact of last year's transition from DSD.
Meantime, productivity savings continue to come in as planned, particularly the overhead reduction associated with the closing of the DSD system in U.S. Snacks. These savings are helping to offset rising cost pressures, particularly transportation costs. Operating profit in the third quarter was again held back by a significant increase in brand-building investment across several business units, as well as by co-packing and logistics costs related to expanding into new pack formats. Viewing these pack formats to be important for future growth, the Company plans to continue to invest in their expansion, including increased costs near term, and the installation of in-house packing capacity to improve their margins over the medium term.
Kellogg North America’s net sales in the third quarter increased year-on-year, reflecting the positive contribution from the acquisition of RX. On an organic basis, net sales were down modestly, with much of the decline driven by the list-price adjustment and rationalization of stock-keeping units (SKU) related to last year's transition out of DSD in U.S. Snacks. Operating profit increased sharply on a reported basis, owing to lower restructuring charges, but declined on an adjusted basis, primarily because of a substantial year-on-year increase in advertising and promotion investment and additional costs related to accelerated growth in co-packed pack formats.
Specifically, by segment:

•
The U.S. Snacks segment posted lower net sales year-on-year, mainly due to the list-price adjustment and rationalization of SKUs that were related to last summer's transition out of its DSD distribution system. Operating profit increased in the quarter, both on a reported and adjusted basis, owing to lower restructuring charges and to reductions in overhead related to the DSD transition, which more than offset a substantial increase in advertising and promotion investment, as well as costs related to new and rapidly growing single-serve pack formats. These incremental costs in the third quarter were less offset by overhead savings than in the previous quarters this year, because the elimination of DSD's overhead began during the year-ago quarter.

•
The U.S. Morning Foods segment’s year-on-year net sales declines moderated in the quarter. Cereal consumption and share were impacted by the June recall of Honey Smacks, which masked improving performance elsewhere in the portfolio. Of note, the Company continued to make progress toward stabilizing key health and wellness brands, by emphasizing their wellness attributes. In addition, Pop-Tarts returned to consumption growth. The segment's operating profit declined on a reported and adjusted basis, mainly due to the lower net sales, higher brand investment, and costs related to new pack formats.

•
The U.S. Specialty Channels segment posted a modest decrease in net sales, as it lapped year-earlier shipments related to hurricanes in the southeastern U.S. Operating profit declined, once again due to the change in cost allocations made this year between U.S. operating segments.

•
The North America Other segment, which is comprised of the U.S. Frozen Foods, Kashi, RX and Canadian businesses, increased net sales strongly on both a reported and currency-neutral basis. RX continued its strong growth, expanding distribution and share; it contributed just under 14 percentage points to North America Other's net sales growth in the quarter. The remaining currency-neutral net sales growth in this segment in the quarter was led by sustained momentum in Frozen Foods and growth in Canada. North America Other’s operating profit decreased on a reported and adjusted basis, reflecting higher restructuring charges and a substantial increase in brand-building investment, including RX's first-ever national advertising campaign.

Kellogg Europe recorded a slight decrease in reported net sales, reflecting adverse currency translation, but net sales grew modestly on a currency-neutral basis. Currency-neutral net sales growth was driven by snacks, led again by Pringles. Operating profit increased on both a reported and currency-neutral basis.
Kellogg Latin America posted higher reported net sales, despite unfavorable currency translation, as currency-neutral growth continued. This was driven by sustained momentum in Mexico, both in cereal and snacks, and strong growth in Mercosur, led by Parati biscuits in Brazil. Kellogg Latin America's operating profit increased sharply on a reported and currency-neutral adjusted basis, due to the strong net sales growth.
Kellogg Asia Pacific’s reported net sales increased strongly, due to the consolidation of results of rapidly expanding Multipro, as well as to sustained organic growth across the region, both in cereal and in snacks, and in both developed and emerging markets. Kellogg Asia Pacific recorded a strong increase in reported operating profit, due to the consolidation of Multipro, as well as higher organic net sales and resultant operating leverage.
Kellogg Updates its 2018 Financial Guidance
Reflecting its performance in the third quarter, as well as investment decisions and mix trends, the Company updated its full-year 2018 financial guidance:

•
Increased net sales growth outlook to approximately 5% on a currency-neutral basis. This guidance is the high end of the Company's previous guidance range, and it still includes a negative impact of 1% from U.S. Snacks’ DSD transition, including its list-price adjustment and rationalization of SKUs. The improved guidance reflects improved net sales and consumption trends.

•
Reducing guidance for adjusted operating profit growth to roughly flat on a currency-neutral basis. Operating profit growth in the fourth quarter will be restrained by similar factors experienced in the third quarter: Increased investments and continued mix shifts and costs as the Company expands its co-packed pack formats.

•
Reducing adjusted earnings per share growth outlook to +7-8% on a currency-neutral basis. This revision is driven by the reduction in adjusted operating profit guidance, partially offset by year-to-date favorability in effective tax rate that brings the full-year rate to the low end of previous guidance.

•	Affirming cash flow at approximately $1 billion.
Conference Call / Webcast
Kellogg will host a conference call to discuss results and outlook on Wednesday, October 31, 2018 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
At Kellogg Company (NYSE: K), we strive to enrich and delight the world through foods and brands that matter. Our beloved brands include Pringles®, Cheez-It®, Keebler®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR® and more. Net sales in 2017 were approximately $13 billion, comprised principally of snacks and convenience foods like cereal and frozen foods. Kellogg brands are beloved in markets around the world. We are also a company with Heart & Soul, committed to creating three billion Better Days by 2025 through our Breakfasts for Better Days global purpose platform. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.
Non-GAAP Financial Measures
This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, currency-neutral adjusted operating profit margin, and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•
Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, dispositions, related integration costs, shipping day differences, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.

•
Adjusted operating profit and diluted EPS: We adjust the GAAP financial measures to exclude the effect of Project K and cost reduction activities, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, to assess performance of newly acquired businesses, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

•
Currency-neutral adjusted gross profit, gross margin, operating profit, operating profit margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of Project K and cost reduction activities, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, to assess performance of newly acquired businesses, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

•
Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.

These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-looking guidance for currency-neutral net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for net sales excludes the impact of foreign currency translation. Guidance for operating profit excludes the impact of costs related to Project K, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), other items that could affect comparability, and foreign currency translation.  Guidance for earnings per share excludes the impact of costs related to Project K, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.
We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices) or future decisions to be made by our management team and Board of Directors. Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2018:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Project K and cost restructuring activities (pre-tax, within Operating Profit)		$150-165M	$0.43-0.47
Project K and cost restructuring activities (pre-tax, within Other Income and Expense)***			($0.09)-(0.10)
Income tax impact applicable to adjustments, net**			$0.08-0.09
Currency-neutral adjusted guidance*	~5%	~Flat	7-8%
* 2018 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

*** Includes ($30)-($35) million of pension curtailment gains in Other (income) expense

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Full Year 2018
Net cash provided by (used in) operating activities	~$1.5
Additions to properties	~($.5)
Cash Flow	~$1.0
Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, Zero-Based Budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K and zero-based budgeting as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K and Zero-Based Budgeting in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	September 29, 2018	September 30, 2017*	September 29, 2018	September 30, 2017*
Net sales	$3,469	$3,246	$10,230	$9,669
Cost of goods sold	2,293	2,074	6,593	6,112
Selling, general and administrative expense	780	839	2,257	2,559
Operating profit	396	333	1,380	998
Interest expense	72	64	213	188
Other income (expense), net	130	117	269	268
Income before income taxes	454	386	1,436	1,078
Income taxes	69	101	206	246
Earnings (loss) from unconsolidated entities	(2)	3	196	5
Net income	383	288	1,426	837
Net income (loss) attributable to noncontrolling interests	3	—	6	—
Net income attributable to Kellogg Company	$380	$288	$1,420	$837
Per share amounts:
Basic earnings	$1.10	$0.83	$4.10	$2.40
Diluted earnings	$1.09	$0.83	$4.07	$2.38
Dividends	$0.56	$0.54	$1.64	$1.58
Average shares outstanding:
Basic	347	345	346	348
Diluted	349	348	349	351
Actual shares outstanding at period end			347	345
* Quarter and year-to-date periods ended September 30, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	September 29, 2018	September 30, 2017*
Operating activities
Net income	$1,426	$837
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	374	366
Postretirement benefit plan expense (benefit)	(188)	(191)
Deferred income taxes	99	(21)
Stock compensation	42	53
Gain from unconsolidated entities, net	(200)	—
Other	(91)	46
Postretirement benefit plan contributions	(279)	(33)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(139)	(1,168)
Inventories	(67)	78
Accounts payable	103	135
All other current assets and liabilities	(154)	88
Net cash provided by (used in) operating activities	926	190
Investing activities
Additions to properties	(389)	(374)
Collections of deferred purchase price on securitized trade receivables	—	945
Acquisitions, net of cash acquired	(28)	4
Investments in unconsolidated entities, net proceeds	(389)	—
Acquisition of cost method investments	(6)	(6)
Other	27	(1)
Net cash provided by (used in) investing activities	(785)	568
Financing activities
Net issuances (reductions) of notes payable	(198)	134
Issuances of long-term debt	993	656
Reductions of long-term debt	(401)	(626)
Net issuances of common stock	160	87
Common stock repurchases	(120)	(516)
Cash dividends	(568)	(550)
Other	(2)	—
Net cash provided by (used in) financing activities	(136)	(815)
Effect of exchange rate changes on cash and cash equivalents	23	44
Increase (decrease) in cash and cash equivalents	28	(13)
Cash and cash equivalents at beginning of period	281	280
Cash and cash equivalents at end of period	$309	$267
* Year-to-date period ended September 30, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	September 29, 2018	December 30, 2017
	(unaudited)	*
Current assets
Cash and cash equivalents	$309	$281
Accounts receivable, net	1,612	1,389
Inventories	1,319	1,217
Other current assets	163	149
Total current assets	3,403	3,036
Property, net	3,639	3,716
Goodwill	6,055	5,504
Other intangibles, net	3,372	2,639
Investments in unconsolidated entities	422	429
Other assets	1,223	1,027
Total assets	$18,114	$16,351
Current liabilities
Current maturities of long-term debt	$6	$409
Notes payable	202	370
Accounts payable	2,367	2,269
Other current liabilities	1,455	1,474
Total current liabilities	4,030	4,522
Long-term debt	8,715	7,836
Deferred income taxes	752	355
Pension liability	513	839
Other liabilities	489	605
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	883	878
Retained earnings	7,929	7,069
Treasury stock, at cost	(4,357)	(4,417)
Accumulated other comprehensive income (loss)	(1,512)	(1,457)
Total Kellogg Company equity	3,048	2,178
Noncontrolling interests	567	16
Total equity	3,615	2,194
Total liabilities and equity	$18,114	$16,351
 * December 30, 2017 balances have been restated to include the impact of ASU's adopted in Q1 2018. Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended September 29, 2018
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$10	$1	$(11)	$36	$—	$—	$25	$0.07
Project K and cost reduction activities (pre-tax)	49	15	(64)	30	—	—	(34)	(0.10)
Income tax impact applicable to adjustments, net**	—	—	—	—	(4)	—	4	0.01
U.S.Tax Reform	—	—	—	—	(16)	—	16	0.05
Gain from unconsolidated entities, net	—	—	—	—	—	—	—	—
Foreign currency impact	(58)	(15)	(7)	(1)	(1)	(1)	(6)	(0.01)
Adjustments to adjusted basis	$1	$1	$(82)	$65	$(21)	$(1)	$5	$0.02

	Quarter ended September 30, 2017*
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$21	$—	$(21)	$(82)	$—	$—	$(103)	$(0.30)
Project K and cost reduction activities (pre-tax)	49	87	(136)	134	—	—	(2)	—
Income tax impact applicable to adjustments, net**	—	—	—	—	(36)	—	36	0.10
Adjustments to adjusted basis	$70	$87	$(157)	$52	$(36)	$—	$(69)	$(0.20)

	Year-to-date period ended September 29, 2018
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$(22)	$—	$22	$47	$—	$—	$69	$0.20
Project K and cost reduction activities (pre-tax)	58	31	(89)	30	—	—	$(59)	(0.17)
Income tax impact applicable to adjustments, net**	—	—	—	—	(1)	—	1	—
U.S.Tax Reform	—	—	—	—	(16)	—	16	0.05
Gain from unconsolidated entities, net	—	—	—	—	—	200	200	0.57
Foreign currency impact	(18)	1	6	4	(1)	(1)	11	0.03
Adjustments to adjusted basis	$18	$32	$(61)	$81	$(18)	$199	$238	$0.68

	Year-to-date period ended September 30, 2017*
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss)	Per share amount: Diluted
Mark-to-market (pre-tax)	$60	$3	$(63)	$(55)	$—	$—	$(118)	$(0.34)
Project K and cost reduction activities (pre-tax)	85	287	(372)	133	—	—	(239)	(0.68)
Income tax impact applicable to adjustments, net**	—	—	—	—	(117)	—	117	0.33
Adjustments to adjusted basis	$145	$290	$(435)	$78	$(117)	$—	$(240)	$(0.69)
* Quarter and year-to-date periods ended September 30, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended September 29, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$737	$683	$285	$483	$2,188	$596	$239	$446	$—	$3,469
Foreign currency impact on total business (inc)/dec	—	—	—	(5)	(5)	(10)	(21)	(44)	—	(80)
Currency-neutral net sales	$737	$683	$285	$488	$2,193	$606	$260	$490	$—	$3,549
Acquisitions	—	—	—	57	57	—	—	199	—	256
Foreign currency impact on acquisitions (inc)/dec	—	—	—	—	—	—	—	33	—	33
Organic net sales	$737	$683	$285	$431	$2,136	$606	$260	$258	$—	$3,260

Quarter ended September 30, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$764	$692	$288	$419	$2,163	$599	$235	$249	$—	$3,246

% change - 2018 vs. 2017:
Reported growth	(3.5)%	(1.3)%	(1.3)%	15.2%	1.1%	(0.5)%	1.4%	79.0%	—%	6.8%
Foreign currency impact on total business (inc)/dec	—%	—%	—%	(1.3)%	(0.3)%	(1.8)%	(9.1)%	(17.3)%	—%	(2.5)%
Currency-neutral growth	(3.5)%	(1.3)%	(1.3)%	16.5%	1.4%	1.3%	10.5%	96.3%	—%	9.3%
Acquisitions	—%	—%	—%	13.7%	2.7%	—%	—%	79.5%	—%	7.9%
Foreign currency impact on acquisitions (inc)/dec	—%	—%	—%	—%	—%	—%	—%	13.2%	—%	1.0%
Organic growth	(3.5)%	(1.3)%	(1.3)%	2.8%	(1.3)%	1.3%	10.5%	3.6%	—%	0.4%
Volume (tonnage)					(0.5)%	4.0%	10.9%	2.9%	—%	1.9%
Pricing/mix					(0.8)%	(2.7)%	(0.4)%	0.7%	—%	(1.5)%
* Quarter ended September 30, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year-to-date period ended September 29, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$2,244	$2,017	$960	$1,424	$6,645	$1,804	$710	$1,071	$—	$10,230
Foreign currency impact on total business (inc)/dec	—	—	—	3	3	72	(30)	(56)	—	(11)
Currency-neutral net sales	$2,244	$2,017	$960	$1,421	$6,642	$1,732	$740	$1,127	$—	$10,241
Acquisitions	—	—	—	167	167	—	—	328	—	495
Foreign currency impact on acquisitions (inc)/dec	—	—	—	—	—	—	—	56	—	56
Organic net sales	$2,244	$2,017	$960	$1,254	$6,475	$1,732	$740	$743	$—	$9,690

Year-to-date period ended September 30, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$2,374	$2,064	$956	$1,201	$6,595	$1,679	$687	$708	$—	$9,669

% change - 2018 vs. 2017:
Reported growth	(5.5)%	(2.3)%	0.5%	18.5%	0.8%	7.4%	3.4%	51.3%	—%	5.8%
Foreign currency impact on total business (inc)/dec	—%	—%	—%	0.2%	0.1%	4.3%	(4.4)%	(7.8)%	—%	(0.1)%
Currency-neutral growth	(5.5)%	(2.3)%	0.5%	18.3%	0.7%	3.1%	7.8%	59.1%	—%	5.9%
Acquisitions	—%	—%	—%	13.9%	2.5%	—%	—%	46.3%	—%	5.1%
Foreign currency impact on acquisitions (inc)/dec	—%	—%	—%	—%	—%	—%	—%	7.9%	—%	0.6%
Organic growth	(5.5)%	(2.3)%	0.5%	4.4%	(1.8)%	3.1%	7.8%	4.9%	—%	0.2%
Volume (tonnage)					0.3%	5.4%	9.0%	4.7%	—%	2.5%
Pricing/mix					(2.1)%	(2.3)%	(1.2)%	0.2%	—%	(2.3)%
* Year-to-date period ended September 30, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	September 29, 2018	September 30, 2017*	September 29, 2018	September 30, 2017*
Reported gross profit	$1,176	$1,172	$3,637	$3,557
Mark-to-market (COGS)	(10)	(21)	22	(60)
Project K and cost reduction activities (COGS)	(49)	(49)	(58)	(85)
Foreign currency impact	(22)	—	7	—
Currency-neutral adjusted gross profit	$1,257	$1,242	$3,666	$3,702
* Quarter and year-to-date periods ended September 30, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	September 29, 2018	September 30, 2017*	September 29, 2018	September 30, 2017*
Reported gross margin	33.9%	36.1%	35.6%	36.8%
Mark-to-market (COGS)	(0.3)%	(0.7)%	0.3%	(0.6)%
Project K and cost reduction activities (COGS)	(1.4)%	(1.5)%	(0.6)%	(0.9)%
Foreign currency impact	0.2%	—%	0.1%	—%
Currency-neutral adjusted gross margin	35.4%	38.3%	35.8%	38.3%
* Quarter and year-to-date periods ended September 30, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended September 29, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$119	$112	$62	$37	$330	$74	$28	$35	$(71)	$396
Mark-to-market	—	—	—	—	—	—	—	—	(11)	(11)
Project K and cost reduction activities	(4)	(19)	(1)	(20)	(44)	(14)	(3)	(2)	(1)	(64)
Adjusted operating profit	$123	$131	$63	$57	$374	$88	$31	$37	$(59)	$471
Foreign currency impact	—	—	—	(1)	(1)	(2)	(1)	(3)	—	(7)
Currency-neutral adjusted operating profit	$123	$131	$63	$58	$375	$90	$32	$40	$(59)	$478

Quarter ended September 30, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$13	$132	$76	$65	$286	$71	$23	$24	$(71)	$333
Mark-to-market	—	—	—	—	—	—	—	—	(21)	(21)
Project K and cost reduction activities	(106)	(14)	—	(4)	(124)	(13)	(2)	(1)	4	(136)
Adjusted operating profit	$119	$146	$76	$69	$410	$84	$25	$25	$(54)	$490

% change - 2018 vs. 2017:
Reported growth	778.3%	(15.1)%	(19.1)%	(42.3)%	15.2%	5.2%	16.0%	42.3%	1.7%	18.8%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	19.8%	4.0%
Project K and cost reduction activities	775.4%	(5.2)%	(0.3)%	(26.3)%	24.1%	(0.5)%	(2.1)%	0.3%	(11.5)%	18.8%
Adjusted growth	2.9%	(9.9)%	(18.8)%	(16.0)%	(8.9)%	5.7%	18.1%	42.0%	(6.6)%	(4.0)%
Foreign currency impact	—%	—%	—%	(1.2)%	(0.2)%	(1.8)%	(6.1)%	(11.8)%	0.4%	(1.4)%
Currency-neutral adjusted growth	2.9%	(9.9)%	(18.8)%	(14.8)%	(8.7)%	7.5%	24.2%	53.8%	(7.0)%	(2.6)%
* Quarter ended September 30, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended September 29, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$332	$400	$202	$180	$1,114	$245	$70	$90	$(139)	$1,380
Mark-to-market	—	—	—	—	—	—	—	—	22	22
Project K and cost reduction activities	(13)	(31)	(1)	(21)	(66)	(8)	(7)	(5)	(3)	(89)
Adjusted operating profit	$345	$431	$203	$201	$1,180	$253	$77	$95	$(158)	$1,447
Foreign currency impact	—	—	—	—	—	9	(1)	(3)	1	6
Currency-neutral adjusted operating profit	$345	$431	$203	$201	$1,180	$244	$78	$98	$(159)	$1,441

Year-to-date period ended September 30, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$6	$459	$242	$173	$880	$214	$82	$64	$(242)	$998
Mark-to-market	—	—	—	—	—	—	—	—	(63)	(63)
Project K and cost reduction activities	(305)	(16)	(1)	(13)	(335)	(21)	(6)	(5)	(5)	(372)
Adjusted operating profit	$311	$475	$243	$186	$1,215	$235	$88	$69	$(174)	$1,433

% change - 2018 vs. 2017:
Reported growth	5,540.6%	(12.8)%	(16.8)%	4.2%	26.6%	14.6%	(15.2)%	40.0%	42.8%	38.3%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	32.4%	10.3%
Project K and cost reduction activities	5,529.5%	(3.6)%	0.1%	(4.1)%	29.5%	6.7%	(1.8)%	3.2%	0.9%	27.0%
Adjusted growth	11.1%	(9.2)%	(16.9)%	8.3%	(2.9)%	7.9%	(13.4)%	36.8%	9.5%	1.0%
Foreign currency impact	—%	—%	—%	(0.1)%	—%	3.9%	(1.3)%	(4.8)%	0.9%	0.5%
Currency-neutral adjusted growth	11.1%	(9.2)%	(16.9)%	8.4%	(2.9)%	4.0%	(12.1)%	41.6%	8.6%	0.5%
* Year-to-date period ended September 30, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin Basis Point Change vs. Prior Year

	Quarter ended September 29, 2018
	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
	Basis points change*										%
Reported	14.3	(2.7)	(4.8)	(7.8)	1.9	0.7	1.4	(2.0)	—	1.2	11.4%
Mark-to-market	—	—	—	—	—	—	—	—	—	0.4	(0.3)%
Project K and cost reduction activities	13.2	(0.9)	(0.1)	(3.4)	3.7	(0.1)	(0.4)	0.2	—	2.3	(1.9)%
Foreign currency impact	—	—	—	—	—	—	0.5	0.1	—	0.2	0.2%
Currency-neutral adjusted	1.1	(1.8)	(4.7)	(4.4)	(1.8)	0.8	1.3	(2.3)	—	(1.7)	13.4%

	Year-to-date period ended September 29, 2018
	U.S. Snacks	U.S. Morning Foods	U.S. Specialty Channels	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
	Basis points change*										%
Reported	14.6	(2.4)	(4.3)	(1.7)	3.5	0.9	(2.1)	(0.7)	—	3.2	13.5%
Mark-to-market	—	—	—	—	—	—	—	—	—	0.9	0.2%
Project K and cost reduction activities	12.3	(0.8)	0.1	(0.3)	4.1	0.9	—	0.2	—	3.0	(0.8)%
Foreign currency impact	—	—	—	(0.1)	—	(0.1)	0.3	0.2	—	—	—%
Currency-neutral adjusted	2.3	(1.6)	(4.4)	(1.3)	(0.6)	0.1	(2.4)	(1.1)	—	(0.7)	14.1%
* Quarter and year-to-date periods ended September 30, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	September 29, 2018	September 30, 2017*	September 29, 2018	September 30, 2017*
Reported EPS	$1.09	$0.83	$4.07	$2.38
Mark-to-market (pre-tax)	0.07	(0.30)	0.20	(0.34)
Project K and cost reduction activities (pre-tax)	(0.10)	—	(0.17)	(0.68)
Income tax impact applicable to adjustments, net**	0.01	0.10	—	0.33
U.S. Tax Reform	0.05	—	0.05	—
Gain from unconsolidated entities, net	—	—	0.57	—
Adjusted EPS	$1.06	$1.03	$3.42	$3.07
Foreign currency impact	(0.01)		0.03
Currency-neutral adjusted EPS	$1.07	$1.03	$3.39	$3.07
* Quarter and year-to-date periods ended September 30, 2017 have been restated to include the impact of ASU's adopted in Q1 2018.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Cash Flow to Kellogg Defined Cash Flow

	Year-to-date period ended
(millions, unaudited)	September 29, 2018	September 30, 2017*
Operating activities
Net Income	$1,426	$837
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	374	366
Postretirement benefit plan expense (benefit)	(188)	(191)
Deferred income taxes	99	(21)
Stock compensation	42	53
Gain from unconsolidated entities, net	(200)	—
Other	(91)	46
Postretirement benefit plan contributions	(279)	(33)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(139)	(1,168)
Inventories	(67)	78
Accounts payable	103	135
All other current assets and liabilities	(154)	88

Net cash provided by (used in) operating activities	926	190
Less:
Additions to properties	(389)	(374)
Cash flow (operating cash flow less property additions) (a)	$537	$(184)
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.
* Year-to-date period ended September 30, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.

Significant items impacting comparability

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market benefit of $25 million and $69 million for the quarter and year-to-date periods ended September 29, 2018, respectively. Included within the aforementioned was a pre-tax mark-to-market benefit for pension plans of $36 million and $63 million for the quarter and year-to-date periods ended September 29, 2018, respectively. We also recorded a pre-tax mark-to-market charge of $103 million and $118 million for the quarter and year-to-date periods ended September 30, 2017, respectively. Included within the aforementioned was a pre-tax mark-to-market charge for pension plans of $76 million and $73 million for the quarter and year-to-date periods ended September 20, 2017, respectively.

Project K and cost reduction activities
Project K continued generating savings used to invest in key strategic areas of focus for the business and drove growth in the business. We recorded pre-tax charges related to this program of $34 million and $59 million for the quarter and year-to-date periods ended September 29, 2018, respectively. We also recorded pre-tax charges related to this program of $2 million and $239 million for the quarter and year-to-date periods ended September 30, 2017, respectively.

Acquisitions
In October of 2017, the Company acquired Chicago Bar Company LLC manufacturer of RXBAR, a high protein snack bar made of simple ingredients. In our North America Other reportable segment, for the quarter and year-to-date periods ended September 29, 2018, the acquisition added $57 million and $167 million, respectively, in net sales that impacted the comparability of our reported results.

In May of 2018, the Company acquired an incremental 1% ownership interest in Multipro, which along with concurrent changes to the shareholders’ agreement, resulted in the Company now having a 51% controlling interest in and began consolidating Multipro, a leading distributor of a variety of food products in Nigeria and Ghana. In our Asia Pacific reportable segment, for the quarter and year-to-date periods ended September 29, 2018, the acquisition added $199 million and $328 million, respectively, in net sales that impacted the comparability of our reported results.

U.S. Tax Reform
In conjunction with the adoption of U.S. Tax Reform, the Company updated the provisional estimate related to our transition tax liability. The updated estimate resulted in a $16 million reduction of income tax expense for the quarter and year-to-date periods ended September 29, 2018. The Company is currently awaiting further interpretive guidance in order to complete accounting for the transition tax liability.

Gain on unconsolidated entities, net
In connection with the Multipro business combination, the Company recognized a one-time, non-cash gain on the disposition of our previously held equity interest in Multipro of $245 million. Additionally, the Company exercised its call option to acquire a 50% interest in Tolaram Africa Foods, PTE LTD, a holding company with a 49% equity interest in an affiliated food manufacturer, resulting in the Company having a 24.5% interest in the affiliated food manufacturer. In conjunction with the exercise, the Company recognized a one-time, non-cash loss of $45 million, which represents an other than temporary excess of cost over fair value of the investment. These amounts were recorded within Earnings (loss) from unconsolidated entities during the second quarter of 2018.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.